UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2010

Home Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	1-34190	71-1051785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

503 Kaliste Saloom Road, Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (337) 237-1960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) An Annual Meeting of Shareholders of Home Bancorp, Inc. (the “Company”) was held on May 6, 2010.

(b) There were 8,682,700 shares of common stock of the Company eligible to be voted at the Annual Meeting and 7,281,165 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the vote for each proposal were as follows:

1.	Election of directors for a three-year term:

	FOR	WITHHELD	BROKER NON-VOTES
Michael P. Maraist, III	4,937,372	354,377	1,989,416
Richard J. Bourgeois	5,206,341	85,408	1,989,416

2.	To ratify the appointment of Porter Keadle Moore LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

FOR	AGAINST	ABSTAIN
7,269,654	10,184	1,327

Each of the nominees was elected as director and the proposal to appoint the Company’s independent registered public accounting firm was adopted by the shareholders of the Company at the Annual Meeting.

(c)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME BANCORP, INC.

Date: May 10, 2010	By:	/s/ Joseph B. Zanco
Joseph B. Zanco
Chief Financial Officer

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